Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated February 11, 1998 (except with respect to the matters discussed in Notes 19 and 20, as to which the date is March 3, 1998), included in this Form 10-K for the year ended December 31, 1997, into the Company's previously filed Registration Statements File Nos. 333-03534, 333-11705, 333-12637, 333-22249,
and 333-20921.








ARTHUR ANDERSEN LLP
New Orleans, Louisiana
March 30, 1998